UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 21, 2004

CHURCHILL DOWNS INCORPORATED

(Exact name of registrant as specified in its charter)

KENTUCKY	0-1469	61-0156015

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue Louisville, Kentucky	40208

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (502) 636-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Alexander M. Waldrop, the Senior Vice President, Public Affairs, of Churchill Downs Incorporated (“CDI”), has entered into a written trading plan relating to future sales of shares of CDI common stock. Such plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Under the plan, trading will occur according to quantities, dates and other variables set forth in the plan, and Mr. Waldrop will not have control over the timing of any sales of CDI common stock.

Trades under Mr. Waldrop's plan may commence on December 31, 2004 and his plan will expire on December 30, 2005. During the term of Mr. Waldrop's plan, the selected broker is authorized to sell up to 17,552 shares of CDI common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED
December 21, 2004	/s/ Michael W. Anderson Michael W. Anderson Vice President, Corporate Finance, and Treasurer